Exhibit 99.1

Old Point Releases Third Quarter 2021 Results and Announces Share Repurchase Program

Hampton, VA, October 26, 2021 (PRNewswire) – Old Point Financial Corporation (the Company or Old Point) (NASDAQ "OPOF") reported net income of $1.9 million and earnings per diluted common share of $0.36 for the quarter ended September 30, 2021, as compared to net income of $1.1 million and earnings per diluted common share of $0.21 for the third quarter of 2020. Net income for the nine months ended September 30, 2021 and 2020 was $6.8 million, or $1.29 earnings per diluted common share, and $4.8 million, or $0.93 earnings per diluted common share, respectively.

“Old Point continues to execute on strategic initiatives while maintaining strong asset quality, liquidity, and capital levels,” said Robert Shuford, Jr., Chairman, President, and CEO of the Company and Old Point National Bank (the Bank). “We are focused on growing earning assets, enhancing fee income, controlling operating expenses, and improving efficiencies while investing in people and technology. Top line revenues continue to show strong performance, increasing 10.3% year over year. Efficiencies of scale provided though the implementation of our digital and technology roadmap are allowing us to redeploy resources, fueling the organic and strategic growth of the Company. We, like the communities we serve, have encountered, and still face pandemic-related challenges, but we have grown stronger, and more resilient, and we believe we are well positioned for improving economic conditions.”

Highlights of the quarter are as follows:

•	Total assets were $1.3 billion at September 30, 2021, growing $85.4 million or 7.0% from December 31, 2020.

•
Net loans grew $3.7 million from December 31, 2020.  PPP loans outstanding at September 30, 2021 were $36.3 million compared to $86.0 million at December 31, 2020.  Excluding the decline in PPP loans outstanding, net loans held for investment (non-GAAP) grew $53.4 million, or 7.2%, from December 31, 2020 to September 30, 2021.

•	Deposits grew $83.5 million to $1.2 billion at September 30, 2021 from December 31, 2020.

•
Non-performing assets (NPAs) decreased to $1.4 million at September 30, 2021 compared to $2.0 million at December 31, 2020 and $5.7 million as of September 30, 2020. NPAs as a percentage of total assets was 0.10% at September 30, 2021, which compared to 0.16% at December 31, 2020 and 0.45% at September 30, 2020.

•	Average earning assets year to date grew $116.7 million, or 11.0%, to $1.2 billion as of September 30, 2021 compared to $1.1 billion as of September 30, 2020.

•	Book value per share and tangible book value per share (non-GAAP) at September 30, 2021 increased 0.7%, over June 30, 2021 and 2.9% and 3.0%, respectively from September 30, 2020.

•	Net interest income was $9.9 million for the third quarter of 2021, increasing from $9.1 million for the prior quarter and $8.5 million for the third quarter of 2020.

•	Net interest margin improved to 3.24% for the third quarter of 2021 from 3.10% for the second quarter of 2021 and 2.91% for the third quarter of 2020.

For more information about financial measures that are not calculated in accordance with GAAP, please see “Non-GAAP Financial Measures” and “Reconciliation of Certain Non-GAAP Financial Measures” below.

Share Repurchase Program
The Company’s Board of Directors has authorized a share repurchase program to repurchase up to 10% of the Company’s issued and outstanding common stock through November 30, 2022. Repurchases under the program may be made through privately negotiated transactions or open market transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and shares repurchased will be returned to the status of authorized and unissued shares of common stock. The timing, number and purchase price of shares repurchased under the program, if any, will be determined by management in its discretion and will depend on a number of factors, including the market price of the shares as a percentage of tangible book value, general market and economic conditions, applicable legal requirements and other conditions, and there is no assurance that the Company will purchase any shares under the program.

Balance Sheet and Asset Quality
Total assets of $1.3 billion as of September 30, 2021 increased by $85.4 million from December 31, 2020. Net loans held for investment increased $3.7 million, or 0.5% from December 31, 2020 to $830.5 million at September 30, 2021. The change in net loans held for investment was primarily attributed to a decline of $49.7 million in the PPP loan segment due to forgiveness of $98.0 million of PPP loans, partially offset by new PPP originations of $48.3 million.  Loans held for investment, excluding PPP, grew 7.2%, or $53.4 million, driven by loan growth in the following segments: commercial real estate of $32.0 million, construction, land development, and other land loans of $19.2 million, and automobile of $4.2 million. Securities available for sale, at fair value, increased $26.0 million from December 31, 2020 to $212.4 million at September 30, 2021, as additional liquidity provided by growth in deposit accounts was deployed in the Company’s investment portfolio.

Total deposits of $1.2 billion as of September 30, 2021 increased $83.5 million, or 7.8%, from December 31, 2020. Noninterest-bearing deposits increased $32.4 million, or 9.0%, savings deposits increased $71.7 million, or 14.0%, and time deposits decreased $20.6 million, or 10.6%. Liquidity continues to be impacted by record cumulative levels of consumer savings, government stimulus, and PPP loan related deposits. Key strategies continue to be expanding the low cost deposit base and re-pricing to reduce interest expense and buffer NIM compression during this low rate environment.

The Company’s total stockholders’ equity at September 30, 2021 increased $3.6 million or 3.1% from December 31, 2020 to $120.8 million. The Bank remains well capitalized with a Tier 1 Capital ratio of 12.33% at September 30, 2021 as compared to 11.69% at December 31, 2020. The Bank’s leverage ratio was 9.22% at September 30, 2021 as compared to 8.56% at December 31, 2020.

On July 14, 2021, the Company completed the issuance of $30.0 million in aggregate principal amount of subordinated notes due in 2031 in a private placement transaction. The subordinated notes initially bear interest at a fixed rate of 3.5% for five years and at the three month SOFR plus 286 basis points, resetting quarterly, thereafter. The notes were structured to qualify as Tier 2 capital for regulatory purposes, and the proceeds will be used for general corporate purposes.

NPAs totaled $1.4 million as of September 30, 2021 compared to $2.4 million as of June 30, 2021 and down from $5.7 million at September 30, 2020. NPAs as a percentage of total assets decreased to 0.10%, compared to 0.19% at June 30, 2021 and 0.45% at September 30, 2020. Non-accrual loans decreased to $424 thousand from $1.4 million at June 30, 2021 and $4.6 million at September 30, 2020. Loans past due 90 days or more and still accruing interest decreased $56 thousand to $937 thousand at September 30, 2021 from $993 thousand at June 30, 2021 and increased slightly from $877 thousand at September 30, 2020. Of the loans past due 90 days or more at September 30, 2021, approximately $667 thousand were government-guaranteed student loans.

The Company recognized a provision for loan losses of $360 thousand during third quarter of 2021. The company did not recognize a provision for loan losses during the second quarter of 2021 and recognized $300 thousand during the third quarter of 2020. The higher provision expense during the third quarter of 2021 was driven primarily by the downgrade of one commercial relationship. The allowance for loan and lease losses (ALLL) was $9.7 million at September 30, 2021 compared to $9.5 million at June 30, 2021 and $9.9 million at September 30, 2020. The ALLL as a percentage of loans held for investment was 1.15% at September 30, 2021 compared to 1.14% at June 30, 2021 and September 30, 2020. Excluding PPP loans, the ALLL as a percentage of loans held for investment was 1.20% at September 30, 2021, 1.23% at June 30, 2021, and 1.29% at September 30, 2020. The slight increase in the ALLL as a percentage of loans held for investment at September 30, 2021 compared to the linked quarter was primarily attributable to an increase in loans held for investment, excluding PPP loans, and the downgrade of one commercial relationship, partially offset by slight improvement in qualitative factors related to the COVID-19 pandemic. Quarterly annualized net charge offs as a percentage of average loans outstanding was 0.07% for the third quarter of 2021, compared to 0.09% for the second quarter of 2021 and 0.04% for the third quarter of 2020. As of September 30, 2021, asset quality remains very strong with no significant changes in the overall credit quality of the loan portfolio.  Management will continue to monitor both macro and micro challenges to the economic recovery, including the impacts of new COVID-19 variants, related government stimulus efforts, supply chain disruption, and employment levels, which may be delaying signs of credit deterioration. If there are further challenges to the economic recovery, elevated levels of risk within the loan portfolio may require additional increases in the allowance for loan losses. Low levels of past dues, NPAs, and year-over-year quantitative historical loss rates continue to demonstrate improvement.

The Company has made loan modifications under the Coronavirus Aid, Relief and Economic Security Act (CARES Act), enacted on March 27, 2020, and subsequently amended by the Consolidated Appropriations Act 2021, which provided that certain loan modifications that were (1) related to COVID-19 and (2) for loans that were not more than 30 days past due as of December 31, 2019 are not required to be designated as TDRs.  At September 30, 2021, the Company had no such loan modifications, down from $54 thousand as of June 30, 2021 and $7.1 million as of March 31, 2021.

Net Interest Income
Net interest income was $9.9 million for the third quarter of 2021, an increase of $770 thousand, or 8.5% from the prior quarter, primarily driven by accelerated recognition of deferred fees and costs related to PPP forgiveness at a higher volume during the third quarter of 2021, prepayment penalties collected on one commercial relationship, and an increase in securities income, partially offset by subordinated debt interest expense. Compared to the third quarter of 2020, net interest income improved by $1.4 million, or 16.6%. The movement from the prior-year comparative quarter was due to significantly higher balances in average earning assets and accelerated recognition of deferred fees and costs related to PPP forgiveness partially offset by higher average interest bearing liabilities at lower average rates. For the nine months ended September 30, 2021, net interest income was $29.1 million compared to $25.4 million for the prior year comparative period, an increase of $3.8 million, or 14.9%.

The Net Interest Margin (NIM) for the third quarter of 2021 was 3.24%, an increase from 3.10% for the linked quarter and 2.91% for the prior year quarter. On a fully tax-equivalent basis (FTE), NIM increased to 3.26% for the third quarter of 2021, up from 3.12% for the second quarter of 2021 and 2.92% for the third quarter of 2020.  Average loan yields were higher for the third quarter of 2021 compared to the same period of 2020 due to accelerated recognition of deferred fees and costs related to PPP forgiveness and the collection of prepayment penalties. Loan fees and costs related to PPP loans are deferred at time of loan origination, are amortized into interest income over the remaining term of the loans and are accelerated upon forgiveness or repayment of the PPP loans. Net PPP fees of $713 thousand were recognized in the third quarter of 2021 compared to $449 thousand in the linked quarter. As of September 30, 2021, unrecognized net PPP fees were $1.1 million. While high levels of liquidity invested at lower yielding short-term levels in the low interest rate environment also continue to impact the NIM, the Company believes the balance sheet is well positioned for an eventual rise in interest rates. For more information about these FTE financial measures, please see “Non-GAAP- Financial Measures” and “Reconciliation of Certain Non-GAAP Financial Measures,” below.

Noninterest Income
Total noninterest income for the third quarter of 2021 was $3.6 million, an increase of $68 thousand from the previous quarter and a decrease of $51 thousand from the third quarter of 2020. The increase in noninterest income during the third quarter of 2021, compared to the linked quarter, was driven by increases in service charges on deposit accounts and mortgage banking income related to pipeline volume fluctuations which were partially offset by decreases in fiduciary and asset management fees and other service charges, commissions and fees.   Although fiduciary and asset management fees and service charges on deposit accounts other service charges increased compared to the prior year quarter, these increases were offset by lower mortgage banking income, resulting in a slight decline in noninterest income for the third quarter of 2021 when compared to the prior year quarter. Noninterest income for the nine months ended September 30, 2021 was $11.3 million, an increase of $385 thousand or 3.5%, compared to $10.9 million for the nine months ended September 30, 2020.

Noninterest Expense

Noninterest expense totaled $10.5 million and $10.9 million for the second and third quarters of 2021, respectively, compared to $10.7 million for the third quarter of 2020. The increase over the prior year quarter is primarily driven by (i) increased data processing expense related to implementation and transition of bank-wide technology enhancements; (ii) increased professional services; and (iii) other operating expenses primarily related to FDIC assessments and bank franchise tax.  Salary and benefit expense decreased compared to the prior year quarter primarily due to decreased salary expense related to the 2020 early retirement incentive plan and decreased overtime levels. Noninterest expense increased $2.1 million, or 7.1%, to $32.0 million for the nine months ended September 30, 2021 compared to $29.9 million for the prior year comparative period.  The drivers of the year over year increase are higher salary and employee benefits related to lower levels of PPP deferred cost recognition and increased data processing expense related to bank-wide technology enhancements.

 As part of the Company’s roadmap for implementing bank-wide technology and efficiency initiatives, during 2021, the Company has fully implemented a new loan origination system and a new online appointment scheduling solution as well as completing an ATM upgrade project. During the fourth quarter, the Company expects to finalize implementation of a new deposit origination platform and a new online account opening solution. The Company is also on track to complete upgrades to critical infrastructure software related to imaging and to implement a new data analytics solution and teller system during the fourth quarter of 2021. The Company continues to focus on balance sheet repositioning through disposition of under-utilized real estate and branch optimization, as well as digital initiatives that complement this repositioning. The Company has also benefited from the early retirement transitions to redeploy resources in highly skilled and experienced relationship officers as well as officers with expertise in creating efficiencies through improvements in operations and technology.

Non-GAAP Financial Measures
In reporting the results of the quarter ended September 30, 2021, the Company has provided supplemental financial measures on a tax-equivalent or an adjusted basis. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations and enhance comparability of results of operations with prior periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance.  A reconciliation of the non-GAAP financial measures used the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures is presented below.

Safe Harbor Statement Regarding Forward-Looking Statements - Statements in this press release, including without limitation, statements made in Mr. Shuford’s quotations, which use language such as "believes," "expects," "plans," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" and similar expressions, may constitute forward-looking statements. These forward-looking statements are based on the beliefs of Old Point's management, as well as estimates and assumptions made by, and information currently available to, management. These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate. Actual results could differ materially from historical results or those anticipated by such statements. Forward-looking statements in this release may include, without limitation: statements regarding strategic business initiatives, including digital and technological strategies and balance sheet repositioning and branch initiatives, and the future financial impact of those initiatives; future financial performance; future financial conditions and loan demand; performance of the investment and loan portfolios; impacts of the COVID-19 pandemic and the ability of the Company to manage those impacts; revenue generation, efficiency initiatives and expense controls; deposit growth; levels and sources of liquidity; future levels of charge-offs or net recoveries; and levels of or changes in interest rates.

Factors that could have a material adverse effect on the operations and future prospects of Old Point include, but are not limited to, changes in or the effects of: interest rates and yields; general economic and business conditions, including unemployment levels and slowdowns in economic growth, including impacts of the COVID-19 pandemic; steps the Company takes in response to the pandemic, the severity and duration of the pandemic including the impact of the COVID-19 variants, the speed and efficacy of vaccine and treatment developments, the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein; the effects of the COVID-19 pandemic on, among other things, the Company’s operations, liquidity, and credit quality and potential claims, damages and fines related to litigation or government actions, including litigation or actions arising from the Company’s participation in the administration of programs related to the COVID-19 pandemic (including, among other things, the Coronavirus Aid, Relief, and Economic Security, or CARES, Act, as amended by the Consolidated Appropriations Act, 2021); demand for loan products; future levels of government defense spending, particularly in the Company’s service area; uncertainty over future federal spending or budget priorities of the current administration, particularly in connection with the Department of Defense, on the Company’s service area; the impact of changes in the political landscape and related policy changes, including monetary, regulatory, and trade policies; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board and any changes associated with the current administration; the quality or composition of the loan or securities portfolios; changes in the volume and mix of interest-earning assets and interest-bearing liabilities; the effects of management's investment strategy and strategy to manage the net interest margin; the U.S. Government's guarantee of repayment of student or small business loans purchased by Old Point; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in Old Point's market area; technology; implementation of new technologies; the Company’s ability to develop and maintain secure and reliable electronic systems; any interruption or breach of security in the Company’s information systems or those of the Company’s third party vendors or other service providers; cyber threats, attacks and events; reliance on third parties for key services; the use of inaccurate assumptions in management's modeling systems; the real estate market; accounting principles, policies and guidelines; changes in management; and other factors detailed in Old Point's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2020. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

Old Point Financial Corporation (Nasdaq: OPOF) is the parent company of Old Point National Bank and Old Point Trust & Financial Services, N.A., which serve the Hampton Roads and Richmond regions of Virginia as well as operate a mortgage loan production office in Charlotte, North Carolina. Old Point National Bank is a locally owned and managed community bank which offers a wide range of financial services from checking, insurance, and mortgage products to comprehensive commercial lending and banking products and services. Old Point Trust is the largest wealth management services provider headquartered in Hampton Roads, Virginia, offering local asset management by experienced professionals. Additional information about the company is available at oldpoint.com.

For more information, contact Laura Wright, Vice President/Marketing Director, at lwright@oldpoint.com or (757) 728-1743.

Old Point Financial Corporation and Subsidiaries
Consolidated Balance Sheets (dollars in thousands, except share data)	September 30,	December 31,
	2021	2020
	(unaudited)
Assets

Cash and due from banks	$14,429	$21,799
Interest-bearing due from banks	169,223	98,633
Federal funds sold	652	5
Cash and cash equivalents	184,304	120,437
Securities available-for-sale, at fair value	212,440	186,409
Restricted securities, at cost	1,034	1,367
Loans held for sale	5,740	14,413
Loans, net	830,467	826,759
Premises and equipment, net	32,282	33,613
Premises and equipment, held for sale	871	-
Bank-owned life insurance	29,012	28,386
Goodwill	1,650	1,650
Core deposit intangible, net	286	319
Other assets	13,540	12,838
Total assets	$1,311,626	$1,226,191

Liabilities & Stockholders' Equity

Deposits:
Noninterest-bearing deposits	$392,986	$360,602
Savings deposits	584,600	512,936
Time deposits	173,120	193,698
Total deposits	1,150,706	1,067,236
Overnight repurchase agreements	4,496	6,619
Federal Reserve Bank borrowings	898	28,550
Long term borrowings	29,374	1,350
Accrued expenses and other liabilities	5,385	5,291
Total liabilities	1,190,859	1,109,046

Stockholders' equity:
Common stock, $5 par value, 10,000,000 shares authorized; 5,245,842 and 5,224,019 shares outstanding (includes 39,103 and 29,576 of nonvested restricted stock, respectively)	26,034	25,972
Additional paid-in capital	21,476	21,245
Retained earnings	70,683	65,859
Accumulated other comprehensive income, net	2,574	4,069
Total stockholders' equity	120,767	117,145
Total liabilities and stockholders' equity	$1,311,626	$1,226,191

Old Point Financial Corporation and Subsidiaries
Consolidated Statements of Income (unaudited) (dollars in thousands, except per share data)	Three Months Ended			Nine Months Ended
	Sep. 30, 2021	Jun. 30, 2021	Sep. 30, 2020	Sep. 30, 2021	Sep. 30, 2020

Interest and Dividend Income:
Loans, including fees	$9,692	$8,814	$8,788	$28,460	$26,539
Due from banks	68	52	41	163	224
Federal funds sold	-	-	-	-	12
Securities:
Taxable	853	791	720	2,414	2,296
Tax-exempt	186	191	141	558	364
Dividends and interest on all other securities	16	11	47	57	136
Total interest and dividend income	10,815	9,859	9,737	31,652	29,571

Interest Expense:
Checking and savings deposits	243	235	238	693	876
Time deposits	441	511	791	1,536	2,646
Federal funds purchased, securities sold under agreements to repurchase and other borrowings	3	7	69	33	106
Long term borrowings	252	-	-	252	-
Federal Home Loan Bank advances	-	-	171	-	584
Total interest expense	939	753	1,269	2,514	4,212
Net interest income	9,876	9,106	8,468	29,138	25,359
Provision for loan losses	360	-	300	510	900
Net interest income after provision for loan losses	9,516	9,106	8,168	28,628	24,459

Noninterest Income:
Fiduciary and asset management fees	1,032	1,051	955	3,110	2,881
Service charges on deposit accounts	731	700	666	2,119	2,176
Other service charges, commissions and fees	1,085	1,120	1,121	3,153	3,044
Bank-owned life insurance income	195	204	207	625	630
Mortgage banking income	460	381	640	2,029	1,020
Gain on sale of available-for-sale securities, net	-	-	1	-	185
Gain on sale of fixed assets	-	-	-	-	818
Other operating income	103	82	67	242	139
Total noninterest income	3,606	3,538	3,657	11,278	10,893

Noninterest Expense:
Salaries and employee benefits	6,558	6,227	6,660	19,012	18,118
Occupancy and equipment	1,185	1,123	1,233	3,510	3,687
Data processing	1,187	1,197	946	3,427	2,569
Customer development	78	69	82	225	267
Professional services	625	620	467	1,790	1,532
Employee professional development	154	192	200	487	513
Other taxes	186	171	162	608	470
ATM and other losses	68	17	75	224	233
(Gain) on other real estate owned	-	-	(22)	-	(22)
Other operating expenses	887	919	861	2,738	2,531
Total noninterest expense	10,928	10,535	10,664	32,021	29,898
Income before income taxes	2,194	2,109	1,161	7,885	5,454
Income tax expense	286	267	61	1,123	610
Net income	$1,908	$1,842	$1,100	$6,762	$4,844

Basic Earnings per Share:
Weighted average shares outstanding	5,245,042	5,237,479	5,221,476	5,235,749	5,213,982
Net income per share of common stock	$0.36	$0.35	$0.21	$1.29	$0.93

Diluted Earnings per Share:
Weighted average shares outstanding	5,245,172	5,237,479	5,221,601	5,235,793	5,214,262
Net income per share of common stock	$0.36	$0.35	$0.21	$1.29	$0.93

Cash Dividends Declared per Share:	$0.13	$0.12	$0.12	$0.37	$0.36

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income And Rates

	For the quarters ended September 30,
(unaudited)	2021			2020
(dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate**	Average Balance	Interest Income/ Expense	Yield/ Rate**
ASSETS
Loans*	$838,376	$9,704	4.59%	$873,772	$8,801	4.01%
Investment securities:
Taxable	183,759	853	1.84%	147,942	721	1.94%
Tax-exempt*	32,243	236	2.90%	19,795	177	3.56%
Total investment securities	216,002	1,089	2.00%	167,737	898	2.13%
Interest-bearing due from banks	153,671	68	0.18%	114,646	41	0.14%
Federal funds sold	1,958	-	0.07%	5	-	0.04%
Other investments	1,033	16	5.91%	3,098	46	5.90%
Total earning assets	1,211,040	$10,877	3.56%	1,159,258	$9,786	3.36%
Allowance for loan losses	(9,486)			(9,739)
Other non-earning assets	97,907			100,984
Total assets	$1,299,461			$1,250,503

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$72,371	$3	0.02%	$54,065	$3	0.02%
Money market deposit accounts	379,170	228	0.24%	319,674	222	0.28%
Savings accounts	115,862	12	0.04%	99,933	13	0.05%
Time deposits	175,541	441	1.00%	205,240	791	1.53%
Total time and savings deposits	742,944	684	0.36%	678,912	1,029	0.60%
Federal funds purchased, repurchase agreements and other borrowings	10,840	3	0.15%	48,740	69	0.56%
Long term borrowings	25,301	252	3.95%	-	-	0.00%
Federal Home Loan Bank advances	-	-	0.00%	40,706	171	1.67%
Total interest-bearing liabilities	779,085	939	0.48%	768,358	1,269	0.66%
Demand deposits	393,591			357,078
Other liabilities	5,007			7,880
Stockholders' equity	121,778			117,187
Total liabilities and stockholders' equity	$1,299,461			$1,250,503
Net interest margin*		$9,938	3.26%		$8,517	2.92%

* Computed on a fully tax-equivalent basis (non-GAAP) using a 21% rate, adjusting interest income by $62 thousand and $49 thousand for September 30, 2021 and 2020, respectively.

**Annualized

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income And Rates

	For the nine months ended September 30,
(unaudited)	2021			2020
(dollars in thousands)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
ASSETS
Loans*	$835,107	$28,495	4.56%	$819,325	$26,577	4.33%
Investment securities:
Taxable	168,800	2,414	1.91%	141,746	2,296	2.16%
Tax-exempt*	31,596	706	2.99%	16,635	460	3.69%
Total investment securities	200,396	3,120	2.08%	158,381	2,756	2.32%
Interest-bearing due from banks	143,112	163	0.15%	81,779	224	0.37%
Federal funds sold	662	-	0.07%	1,122	12	1.45%
Other investments	1,128	57	6.64%	3,080	136	5.86%
Total earning assets	1,180,405	$31,835	3.61%	1,063,687	$29,705	3.73%
Allowance for loan losses	(9,584)			(9,667)
Other nonearning assets	100,366			106,970
Total assets	$1,271,187			$1,160,990

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$70,238	$10	0.02%	$53,254	$9	0.02%
Money market deposit accounts	366,580	649	0.24%	300,290	823	0.37%
Savings accounts	112,723	34	0.04%	93,306	44	0.06%
Time deposits	183,534	1,536	1.12%	213,553	2,646	1.65%
Total time and savings deposits	733,075	2,229	0.41%	660,403	3,522	0.71%
Federal funds purchased, repurchase agreements and other borrowings	17,143	33	0.26%	30,465	106	0.47%
Long term borrowings	8,526	252	3.95%	-	-	0.00%
Federal Home Loan Bank advances	-	-	0.00%	40,398	584	1.93%
Total interest-bearing liabilities	758,744	2,514	0.44%	731,266	4,212	0.77%
Demand deposits	385,427			310,199
Other liabilities	6,997			5,328
Stockholders' equity	120,019			114,197
Total liabilities and stockholders' equity	$1,271,187			$1,160,990
Net interest margin*		$29,321	3.32%		$25,493	3.20%

*Computed on a fully tax-equivalent basis (non-GAAP) using a 21% rate, adjusting interest income by $183 thousand and $134 thousand for September 30, 2021 and 2020, respectively.

**Annualized

Old Point Financial Corporation and Subsidiaries	As of or for the quarters ended,			For the nine months ended,
Selected Ratios (unaudited) (dollars in thousands, except per share data)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Earnings per common share, diluted	$0.36	$0.35	$0.21	$1.29	$0.93
Return on average assets (ROA)	0.58%	0.58%	0.35%	0.71%	0.56%
Return on average equity (ROE)	6.22%	6.18%	3.73%	7.53%	5.67%
Net Interest Margin (FTE) (non-GAAP)	3.26%	3.12%	2.92%	3.32%	3.20%
Efficiency ratio	81.06%	83.32%	87.95%	79.23%	82.47%
Efficiency ratio (FTE) (non-GAAP)	80.69%	82.91%	87.59%	78.87%	82.17%
Book value per share	23.02	22.87	22.38
Tangible Book Value per share (non-GAAP)	22.65	22.50	22.00
Non-performing assets (NPAs) / total assets	0.10%	0.19%	0.45%
Annualized Net Charge Offs / average total loans	0.07%	0.09%	0.04%
Allowance for loan and lease losses / total loans	1.15%	1.14%	1.14%

Non-Performing Assets (NPAs)
Nonaccrual loans	$424	$1,403	$4,558
Loans > 90 days past due, but still accruing interest	937	993	877
Other real estate owned	-	-	236
Total non-performing assets	$1,361	$2,396	$5,671

Other Selected Numbers
Loans, net	$830,467	$823,200	$861,970
Deposits	1,150,706	1,134,017	1,051,063
Stockholders' equity	120,767	119,928	116,875
Total assets	1,311,626	1,274,811	1,256,093
Loans charged off during the quarter, net of recoveries	149	188	81
Quarterly average loans	838,376	831,563	873,772
Quarterly average assets	1,299,461	1,275,715	1,250,503
Quarterly average earning assets	1,211,040	1,179,276	1,159,258
Quarterly average deposits	1,136,535	1,135,459	1,035,990
Quarterly average equity	121,778	119,620	117,187

Old Point Financial Corporation and Subsidiaries Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(dollars in thousands, except per share data)	Three Months Ended			Nine Months Ended
	Sep. 30, 2021	Jun. 30, 2021	Sep. 30, 2020	Sep. 30, 2021	Sep. 30, 2020

Fully Taxable Equivalent Net Interest Income
Net interest income (GAAP)	$9,876	$9,106	$8,468	$29,138	$25,359
FTE adjustment	62	63	49	183	134
Net interest income (FTE) (non-GAAP)	$9,938	$9,169	$8,517	$29,321	$25,493
Noninterest income (GAAP)	3,606	3,538	3,657	11,278	10,893
Total revenue (FTE) (non-GAAP)	$13,544	$12,707	$12,174	$40,599	$36,386
Noninterest expense (GAAP)	10,928	10,535	10,664	32,021	29,898

Average earning assets	$1,211,040	$1,179,276	$1,159,258	$1,180,405	$1,063,687
Net interest margin	3.24%	3.10%	2.91%	3.30%	3.18%
Net interest margin (FTE) (non-GAAP)	3.26%	3.12%	2.92%	3.32%	3.20%

Efficiency ratio	81.06%	83.32%	87.95%	79.23%	82.47%
Efficiency ratio (FTE) (non-GAAP)	80.69%	82.91%	87.59%	78.87%	82.17%

Tangible Book Value Per Share
Total Stockholders Equity (GAAP)	$120,767	$119,928	$116,875
Less goodwill	1,650	1,650	1,650
Less core deposit intangible	286	297	330
Tangible Stockholders Equity (non-GAAP)	$118,831	$117,981	$114,895

Shares issued and outstanding	5,245,842	5,244,635	5,222,385

Book value per share	$23.02	$22.87	$22.38
Tangible book value per share (non-GAAP)	$22.65	$22.50	$22.00

	Sep. 30, 2021	Jun. 30, 2021	Sep. 30, 2020	Dec. 31, 2020
ALLL as a Percentage of Loans Held for Investment
Loans held for investment (net of deferred fees and costs) (GAAP)	$840,151	$832,673	$871,890	$836,300
Less PPP originations	36,320	60,306	104,248	85,983
Loans held for investment, (net of deferred fees and costs), excluding PPP (non-GAAP)	$803,831	$772,367	$767,642	$750,317

ALLL	$9,684	$9,473	$9,920	$9,541

ALLL as a Percentage of Loans Held for Investment	1.15%	1.14%	1.14%	1.14%
ALLL as a Percentage of Loans Held for Investment, net of PPP originations	1.20%	1.23%	1.29%	1.27%